Exhibit 10.07

XCEL ENERGY INC.

 NONQUALIFIED DEFERRED COMPENSATION PLAN

(2009 Restatement)

First Effective January 1, 2000, restated effective January 1, 2002 and January 1, 2009

XCEL ENERGY NONQUALIFIED DEFERRED COMPENSATION PLAN

(2009 Restatement)

TABLE OF CONTENTS

SECTION 1 INTRODUCTION			1
1.1	Purpose		1
1.2	Definitions		1
	1.2.1	Account	1
	1.2.2	Administrator – means the Committee or such other person or persons designated by the Committee as provided in Section 9.	2
	1.2.3	Affiliate	2
	1.2.4	Annual Incentive Bonus	2
	1.2.5	Annual Valuation Date	2
	1.2.6	Base Salary	2
	1.2.7	Beneficiary	2
	1.2.8	Beneficiary Designation Form	2
	1.2.9	Code	2
	1.2.10	Committee	2
	1.2.11	Distribution Election Form	2
	1.2.12	Effective Date	2
	1.2.13	Employer	3
	1.2.14	Employer Discretionary Credit Subaccount	3
	1.2.15	Employer Matching Credit Subaccount	3
	1.2.16	Financial Hardship	3
	1.2.17	Investment Election Form	3
	1.2.18	Investment Fund	3
	1.2.19	Participant	4
	1.2.20	Plan	4
	1.2.21	Plan Statement	4
	1.2.22	Plan Year	4
	1.2.23	Pre-Tax Deferrals	4
	1.2.24	Pre-Tax Deferral Subaccount	4
	1.2.25	Principal Sponsor	4
	1.2.26	Separation from Service	4
	1.2.27	Transfer Subaccount	5
	1.2.28	Trust	5
	1.2.29	Trust Fund	5
	1.2.30	Trustee	5

i

	1.2.31	Valuation Date	5
1.3	Rules of Interpretation		5

SECTION 2 PARTICIPATION			7
2.1	Eligibility		7
	2.1.1	Initial Plan Year of Participation	7
	2.1.2	Ongoing Participation	7
2.2	Cessation of Eligibility		7

SECTION 3 CREDITS AND ADJUSTMENTS OF ACCOUNTS			8
3.1	Credits		8
	3.1.1	Employee Deferrals	8
3.2	Rules Regarding Participant Contributions		8
	3.2.1	Timing	8
	3.2.2	Irrevocable	8
	3.2.3	Crediting of Deferred Compensation	8
3.3	Employer Credits		9
3.4	Adjustments of Account		10
	3.4.1	Initial Election of Investment Funds	10
	3.4.2	Changes to Investment Fund Elections	10
	3.4.3	Debits and Credits to Accounts	10
	3.4.4	Phantom Stock	11
3.5	No Actual Investment		11
3.6	FICA and Other Taxes		11

SECTION 4 VESTING OF ACCOUNT			12

SECTION 5 PAYMENT			13
5.1	Participant Election of Time and Form of Payment		13
5.2	Time of Payment		13
5.3	Form of Payment		13
	5.3.1	Term Certain Installments	13
	5.3.2	Lump Su	13
	5.3.3	Default	13
5.4	Small Amounts		14
5.5	Subsequent Distribution Election		14
5.6	Transitional Elections		14
5.7	Payment on Death of Change in Control		14
	5.7.1	Death	14
	5.7.2	Change in Control	14
5.8	Payment to Beneficiary		15
5.9	Withholding of Taxes		15

5.10	Acceleration of Payments		15
	5.10.1	Financial Hardship Distribution	15
	5.10.2	Payment of Employment Taxes or Income Taxes	15
	5.10.3	Payment upon Income Inclusion under Code §409A	15
	5.10.4	Conflicts of Interest	15
	5.10.5	Termination of Plan	16
5.11	Delay of Payments		16
5.12	Application for Payment		16
5.13	Rehired Employee		16
5.14	Designation of Beneficiaries		16
	5.14.1	Right to Designate	16
	5.14.2	Failure of Designation	17
	5.14.3	Definitions	17
	5.14.4	Special Rules	17
	5.14.5	No Spousal Rights	17
5.15	Death Prior to Full Distribution		18
5.16	Facility of Payment		18
5.17	Payment Obligations of Participating Employers		19

SECTION 6 UNFUNDED PLAN			20
6.1	Establishment of Trust		20
6.2	Funding and Location of Trust		20
6.3	Interrelationship of the Plan and the Trust		20
6.4	Distributions from the Trust		20
6.5	Spendthrift Provision		20

SECTION 7 AMENDMENT AND TERMINATION			21
7.1	Amendment		21
7.2	Termination		21
	7.2.1	Dissolution or Bankruptcy	21
	7.2.2	Discretionary Termination	21

SECTION 8 DETERMINATIONS – RULES AND REGULATIONS			22
8.1	Determinations		22
8.2	Rules and Regulations		22
8.3	Method of Executing Instruments		22
8.4	Claims Procedure		22
	8.4.1	Original Claim	22
	8.4.2	Review of Denied Claim	22
	8.4.3	General Rules	23
8.5	Information Furnished by Participants		24

SECTION 9 PLAN ADMINISTRATION			25
9.1	Principal Sponsor		25
	9.1.1	Officers	25
	9.1.2	Chief Executive Officer	25
9.2	Committee		25
	9.2.1	Appointment and Removal	25
	9.2.2	Automatic Removal	25
	9.2.3	Authority	25
	9.2.4	Majority Decisions	26
9.3	Limitation on Authority		26
	9.3.1	Generally	26
	9.3.2	Trustee	26
9.4	Conflict of Interest		27
9.5	Dual Capacity		27
9.6	Administrator		27
9.7	Service of Process		27
9.8	Administrative Expenses		27

SECTION 10 DISCLAIMERS			28
10.1	Term of Employment		28
10.2	Source of Payment		28
10.3	Delegation		28

ADDENDUM A DESIGNATED EMPLOYERS AND DESIGNATED AFFILIATES			29

XCEL ENERGY INC. NONQUALIFIED DEFERRED COMPENSATION PLAN

(2009 Restatement)

SECTION 1

INTRODUCTION

1.1                                Purpose.  Effective January 18, 1980, Northern States Power Company (NSP) established the NSP Deferred Compensation Plan.  That Plan was restated as amended through January 1, 1992 (The “NSP 1992 Plan”). Effective July 1, 1998, New Century Energies, Inc. (NCE) established the Salary Deferral and Supplemental Savings Plan for Executive Officers, and the Salary Deferral and Supplemental Savings Plan for Key Managers (the NCE Nonqualified Plans). (For convenience, the foregoing plans are collectively referred to herein as the “Former Nonqualified Plans”).  Effective January 1, 2000, NSP established the NSP Nonqualified Deferred Compensation Plan (2000 Statement).

As of August 2000, NSP and NCE merged to become Xcel Energy Inc.  Effective January 1, 2002, the NSP Nonqualified Deferred Compensation Plan (2000 Statement) and the Former Nonqualified Plans were combined into one plan statement and the name of the Plan was changed to the “Xcel Energy Inc. Nonqualified Deferred Compensation Plan,” effective as to amounts credited to Accounts on and after January 1, 2002.

Effective January 1, 2009, this Plan was again amended and restated to include all amendments issued after the January 1, 2002 restatement effective date, and to cause the Plan to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder. During the period from and after January 1, 2005 through the effective date of this restatement, the Plan has been operated in good faith compliance with IRS Notice 2005-1, proposed and final regulations under Code Section 409A and other applicable guidance. Pursuant to such guidance, Participants were provided the opportunity to make transitional elections regarding the payment of their Accounts as described in Section 5.

This Plan is a nonqualified, unfunded elective deferral plan for the purpose of allowing a select group of management and highly compensated employees of the Principal Sponsor and other Employers to defer the receipt of certain compensation which would otherwise be paid to those employees pursuant to the terms set forth herein.

1.2                                Definitions.  When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.2.1                      Account – the separate bookkeeping account(s) representing the unfunded and unsecured general obligation of the Employer that are maintained for the purpose of determining each Participant’s or Beneficiary’s interest in the Plan. To the extent determined by the Committee, the Committee may establish a separate Pre-Tax Deferral Subaccount, a separate Transfer Subaccount, a separate Employer Matching Credit Subaccount, a separate Employer Discretionary Credit Subaccount, and such other accounts and subaccounts as it determines from time to time to be advisable, for one or more Participants. For convenience, and unless the context otherwise indicates, “Account” shall refer to a Participant’s or Beneficiary’s entire interest under the Plan.

1.2.2                      Administrator – means the Committee or such other person or persons designated by the Committee as provided in Section 9.

1.2.3                      Affiliate – a business entity that is at least 50% owned or affiliated in ownership with the Principal Sponsor, as defined in regulations issued under Section 409A of the Code.

1.2.4                      Annual Incentive Bonus – the annual incentive bonus, if any, payable to a Participant from time to time pursuant to the Xcel Energy Inc. Executive Annual Incentive Award Plan and the Xcel Energy Inc.  Non-bargaining Business Unit Vice President Managing Director and Employee Incentive Plan, or any similar annual incentive plans established by an Employer and recognized by the Committee as an Annual Incentive Bonus for purposes of this Plan.

For purposes of this Section, an Annual Incentive Bonus may be considered “performance based compensation” if the award is based on services performed over a period of at least twelve months and meets the definition of performance based compensation found in Code Section 409A and the regulations issued thereunder.

1.2.5                      Annual Valuation Date – each December 31.

1.2.6                      Base Salary – a Participant’s regular annual base salary in effect from time to time during each Plan Year, unreduced for any salary deferrals under any Employer savings, incentive or other employee benefit plan, whether or not the same is qualified under section 401(a) of the Code.

1.2.7                      Beneficiary – a person designated on a Beneficiary Designation Form in writing by a Participant (or automatically by operation of this Plan Statement) to receive all or a part of the Participant’s Account in the event of the Participant’s death prior to full distribution thereof.  A person so designated shall not be considered a Beneficiary until the death of the Participant.

1.2.8                      Beneficiary Designation Form – the form prescribed by the Committee upon which a Participant may designate a Beneficiary.

1.2.9                      Code – the Internal Revenue Code of 1986, as amended from time to time.

1.2.10                Committee – a Committee appointed pursuant to Section 9.

1.2.11                Distribution Election Form – the form prescribed by the Committee pursuant to which a Participant may elect a form of distribution of his or her Account under the Plan as provided by Section 5.3.

1.2.12                Effective Date – January 1, 2002.  The Effective Date of this Restatement is January 1, 2009 except as otherwise provided herein.

1.2.13                Employer – the Principal Sponsor and any business entity that is designated by the Principal Sponsor and identified on Addendum A as employing employees that are eligible to be selected to participate in this Plan.

1.2.14                Employer Discretionary Credit Subaccount – the Account, if any, maintained for a Participant to which is credited Employer discretionary credits.  The amount of any such credit shall be determined in the sole discretion of the Employer and may be subject to such vesting schedule(s), restrictions and other conditions as the Employer may determine in its sole discretion.  Any amounts so credited on behalf of any Participant may be smaller or larger than for any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a discretionary Employer credit for such year.  The time and manner of payment of such discretionary credit shall be decided no later than the later of (a) the time the Participant has a legally binding right to the compensation, or (b) the time by which the Participant would be required to make an election under Code §409A (whether or not the Participant in fact is allowed to elect the time and form of payment).

1.2.15                Employer Matching Credit Subaccount – the Account, if any, maintained for a Participant to which is credited Employer matching credits pursuant to Section 3.3(c).

1.2.16                Financial Hardship – means an unforeseeable emergency which is a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code §152, without regard to Code §§152(b)(1), (b)(2), and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. Examples include, but are not limited to, the imminent foreclosure of or eviction from the Participant’s primary residence, the need to pay for medical expenses, including non-refundable deductibles and the costs of prescription drug medication, the need to pay for the funeral expenses of a spouse, a Beneficiary, or a dependent (as defined above).  Whether a Participant is faced with an unforeseeable emergency is to be determined by the Committee based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of unforeseeable emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not cause severe financial hardship), or by cessation of deferrals under the Plan. Financial Hardship distributions must be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution).  Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant’s child to college or the desire to purchase a home.

1.2.17                Investment Election Form – the form prescribed by the Committee from time to time pursuant to which a Participant may select the hypothetical investment of his or her Account pursuant to the provisions of Section 3.

1.2.18                Investment Fund – any of the hypothetical investment funds established by the Committee pursuant to the provisions of Section 3.

1.2.19                Participant – an employee (other than an employee whose employment terms are subject to a collective bargaining agreement) of an Employer who is a member of a select group of management or highly compensated employees and who elects to participate in this Plan.  Effective on and after January 1, 2009, an employee is considered highly compensated for purposes of the preceding sentence if his or her Base Salary is equal to or greater than $150,000. Notwithstanding the preceding sentence, a Participant who had participated, but because his or her Base Salary is less than $150,000 is otherwise no longer be eligible to participate, may continue to make Pre-Tax Deferrals provided he or she continues to do so on an annual basis.  In addition, an employee or former employee of an Employer shall be considered a Participant in this Plan if he or she has otherwise accrued a benefit under the terms of the Plan as a result of the transfer of a Former Nonqualified Plan to this Plan or because of an Employer credit to such employee or former employee.

1.2.20                Plan – the nonqualified, income deferral program maintained by the Principal Sponsor established for the benefit of Participants eligible to participate therein, as set forth in this Plan Statement.  (As used herein, “Plan” does not refer to the documents pursuant to which the Plan is maintained.  Those documents are referred to herein as the “Plan Statement”).  The Plan shall be referred to as the “Xcel Energy Inc.  Nonqualified Deferred Compensation Plan.”

1.2.21                Plan Statement – this document entitled “XCEL ENERGY INC. NONQUALIFIED DEFERRED COMPENSATION PLAN (2009 Restatement)” as adopted by the Principal Sponsor effective as of January 1, 2009, as the same may be amended from time to time thereafter.

1.2.22                Plan Year – the twelve (12) consecutive month period ending on any Annual Valuation Date.

1.2.23                Pre-Tax Deferrals – the Base Salary and Annual Incentive Bonus deferrals made to the Plan pursuant to the provisions of Section 3.

1.2.24                Pre-Tax Deferral Subaccount – the Account maintained for each Participant to which is credited such Participant’s Pre-Tax Deferrals pursuant to Section 3.1.2, below.

1.2.25                Principal Sponsor – Xcel Energy Inc., a Minnesota corporation.

1.2.26                Separation from Service – means:

(a)                                  An Employee’s death, retirement or other termination of employment, from the Employer and all Affiliates.  A Separation from Service shall not be considered to have occurred and the Participant’s employment relationship is treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence if such period of leave does not exceed 6 months or, if longer, so long as the Participant’s right to reemployment is provided by statute or by contract.  If the period of leave exceeds 6 months and such reemployment rights are not provided, then the Participant is deemed to have a termination of employment as of the first date immediately following such 6-month period.

(b)                                 A termination of employment will occur as of a specified date if the facts and circumstances indicate that (1) the Employer and the Participant reasonably anticipated that no further services would be performed after that date or (2) the level of bona fide services the Participant would perform after that date (whether as an employee or an independent contractor) would permanently decrease to 20% or less of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of such services, if less than 36 months).

(c)                                  A Participant is presumed to (1) have incurred a termination of employment from the Employer and all Affiliates where the level of bona fide services the Participant performs after such date decreases to a level equal to 20% or less of the average level of services performed by the Participant over the immediately preceding 36-month period (on the full period of such services, if less than 36 months); and (2) not to have incurred a termination of employment from the Employer and all Affiliates where the level of bona fide services the Participant performs after such date continues at a level equal to 50% or more of the average level of services performed by the Participant over the immediately preceding 36-month period (or the full period of such services, if less than 36 months).  These presumptions can be rebutted by showing that the Employer and the Participant reasonably anticipated that there either would or would not have been a Separation from Service in accordance with paragraph (b).

(d)                                 In the case of a Participant who is an independent contractor, Separation from Service means the expiration of the contract (or, as applicable, all contracts) under which services are performed for the Employer or any Affiliate if the expiration constitutes a good faith and complete termination of the contractual relationship.

1.2.27                Transfer Subaccount – the Account, if any, maintained for a Participant to which is credited some part or all of the benefits of the Participant under any other nonqualified plan maintained by the Employer or any Former Nonqualified Plan.  Such amounts may be transferred to this Plan only upon the approval of the Committee, subject to such rules and conditions as the Committee may impose, and only if the Committee determines that such transfer can occur in a manner that does not violate the requirements of Code §409A.

1.2.28                Trust – the Trust agreement, if any, for the Plan, which shall be a grantor trust, established by the Principal Sponsor.

1.2.29                Trust Fund – the fund or funds, if any, established by the Principal Sponsor pursuant to Section 6.

1.2.30                Trustee – that person or entity, if any, which shall have been appointed by the Principal Sponsor to hold the assets of any Trust created pursuant to Section 6.

1.2.31                Valuation Date – the last day of each calendar quarter of the Plan Year, and such other time or times as determined by the Committee.

1.3                                Rules of Interpretation.  The following rules shall apply for purposes of interpreting this Plan.

1.3.1              An individual shall be considered to have attained a given age on such individual’s birthday for that age (and not on the day before).  Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

1.3.2              Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan document and not to any particular paragraph or section of this Plan document unless the context clearly indicates to the contrary.

1.3.3              If, under the rules of this Plan, an election, form or other document (whether in written or electronic form) must be filed with or received by the Committee, it must be actually received by the Committee or its agent to be effective.  The determination of whether or when an election, form or other document has been received by the Committee shall be made by the Committee on the basis of what documents are acknowledged by the Committee to be in its actual possession without regard to any “mailbox rule” or similar rule of evidence.  The absence of a document in the Committee’s records and files shall be conclusive and binding proof that the document was not received.

1.3.4              The titles given to the various sections of this Plan document are inserted for convenience of reference only and are not part of this Plan document, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

1.3.5              This Plan shall be construed and this Plan shall be administered to create an unfunded plan providing deferred compensation to a select group of management or highly compensated employees so that it is exempt from the requirements of Parts 2, 3 and 4 of Title I of the Employee Retirement Income Security Act of 1974 (ERISA) and qualifies for a form of simplified, alternative compliance with the reporting and disclosure requirements of Part 1 of Title I of ERISA.  It is further intended that this Plan shall satisfy the conditions for a deferral of income under the Code including but not limited to the provisions of Code §409A and in a manner that will not cause a Participant to be liable for the payment of interest and tax penalties which may be imposed under Code §409A.  If any provision of this Plan may be susceptible to more than one interpretation or to an interpretation that may result in the Plan’s failing to satisfy Code §409A, such provision shall be applied as construed in a manner that is consistent with the provisions of such Code section.

1.3.6              This document has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, subject to the foregoing, be construed and enforced in accordance with the laws of the State of Minnesota.

SECTION 2

PARTICIPATION

2.1                                Eligibility.  A Participant may elect to make contributions to the Plan as follows:

2.1.1                      Initial Plan Year of Participation.  A newly hired highly compensated employee may make an initial deferral election within the 30-day period that that follows his hire date.  Such election may only be effective as to Base Salary that would be payable with respect to services to be performed after such election is made.  An individual shall be treated as a newly hired employee only once; an individual who does not make an election under this Section 2.1.1, or has made an election as a newly hired employee under this Plan or similar provisions of any other plan that would be aggregated with this Plan under Code §409A, shall make his deferral election under the provisions of Section 2.1.2, below.

An employee who becomes eligible to participate in this Plan because he becomes a highly compensated employee during a Plan Year, may make an initial deferral election during such year pursuant to the provisions of Section 2.1.2, effective for the Plan Year after such election is made.

2.1.2                      Ongoing Participation.  Each other Participant may elect to make contributions to the Plan by filing a deferral election with the Committee by such date as Committee shall prescribe, which date shall (a) as to Base Salary and Annual Incentive Bonus deferrals, be no later than December 31 of the Plan Year prior to the beginning of the Plan Year to which such election is to apply, except (b) if the Annual Incentive Bonus is determined by the Committee to be “performance-based compensation” within the meaning of Treas. Reg. §1.409A-2(8), the Committee may permit such election to be made no later than 6 months before the end of the performance period to which such election relates.

2.2                                Cessation of Eligibility.  If during a Plan Year, a Participant has a Separation from Service, his deferrals shall cease as of the date of such Separation from Service.  If, during a Plan Year, a Participant ceases to satisfy the criteria that qualified him as a Participant (including, for this purpose, the requirement that such individual be a member of a select group of management or highly compensated employees (as that expression is used in ERISA)), his deferrals under the Plan shall continue for the rest of such Plan Year and shall then cease.  Such employee shall, however, remain a Participant in the Plan until his Account (if any) is distributed from the Plan, and deferrals may again be credited to his Account as of the January 1 following the year he again becomes a Participant.

SECTION 3

CREDITS AND ADJUSTMENTS OF ACCOUNTS

3.1                                Credits.

3.1.1                      Employee Deferrals.

(a)                                  Basic Base Salary Deferrals.  For each Plan Year, a Participant may elect to make a pre-tax Base Salary deferral of up to 75% of such Participant’s Base Salary (subject to any necessary withholding for payroll and other taxes), provided such Participant’s unreduced base salary (net of deferral election into this Plan) continues to exceed the maximum level of “Federal Insurance Contributions Act taxable wages” (i.e. the FICA taxable wage base), subject to any necessary withholding for payroll and other taxes.

(b)                                 Annual Incentive Bonus Deferrals.  For each Plan Year, a Participant may elect to make a pre-tax deferral of up to 100% of such Participant’s Annual Incentive Bonus, subject to any necessary withholding for payroll and other taxes.

3.2                                Rules Regarding Participant Contributions.  Each deferral election made by a Participant shall be subject to the following rules and conditions:

3.2.1                      Timing.  A Participant’s deferral election shall be made and shall become effective as provided in Section 2.1.1 or Section 2.1.2 as applicable.  If a Participant fails to submit a deferral election when he or she is eligible to do so, such Participant shall be deemed to have elected not to contribute for the Plan Year to which such failure relates.

3.2.2                      Irrevocable.  Each Participant’s deferral election for a Plan Year shall be irrevocable and shall remain in effect for all such Base Salary and Annual Incentive Bonus paid during the Plan Year to which the Participant’s deferral election relates.  Notwithstanding the foregoing, a Participant’s contributions to the Plan shall cease upon the occurrence of any of the following events:

(a)                                  The Participant incurs a Financial Hardship, or receives a Financial Hardship distribution from this Plan or from the Xcel Energy 401(k) Savings Plan, in which case such Participant’s Pre-Tax Deferrals for the Plan Year in which such distribution is made shall be cancelled for the Plan Year of such Financial Hardship or Financial Hardship distribution and for the next following Plan Year;

(b)                                 The Participant’s Separation from Service;

(c)                                  The Participant’s death.

3.2.3                      Crediting of Deferred Compensation.  A Participant’s Pre-Tax Deferrals shall be credited to his Account as of the payroll date such compensation is withheld from the Participant’s paycheck, or as soon as reasonably practicable thereafter.

3.3                                Employer Credits.

(a)                                  Base Salary Deferrals.  Within a reasonable time following the date that the amount elected by the Participant as a Base Salary deferral would otherwise be paid to such Participant, the Employer shall credit the Participant’s Pre-Tax Deferral Subaccount with the amount of such contribution(s).

(b)                                 Annual Incentive Bonus Deferrals. Within a reasonable time following the date that the amount elected by the Participant as an Annual Incentive Bonus would otherwise be paid to such Participant, the Employer shall credit the Participant’s Pre-Tax Deferral Subaccount with the amount of such contributions.

(c)                                  Employer Matching Credits. At such time as the Administrator shall determine but no later than 180 days after the close of the Plan Year, the Employer Matching Credit Subaccount of each Participant (other than a Participant subject to the Traditional Benefit under the Xcel Energy Pension Plan) whose Base Salary exceeds the compensation limit that prohibits the Participant from receiving a full match within the Xcel Energy 401(k) Savings Plan (“Savings Plan”) shall be allocated an Employer Matching Credit.  Such Employer Matching Credit, if any, shall be calculated as follows:

(i)             The Base Salary Deferrals shall be divided by Deferred Compensation Eligible Earnings to determine the “Deferred Compensation Deferral Percentage.”  Deferred Compensation Eligible Earnings shall be defined as (A) the Participant’s Base Salary less (B) the maximum pre-tax contributions to the Savings Plan allowable under Code §402(g) divided by 8%.

(ii)          If the result of Section 3.3(c)(i) is less than 8%, the Employer Matching Credit will be 50% of the Participant’s Base Salary Deferrals.

(iii)       If the result of Section 3.3(c)(i) is more than 8%, the Employer Matching Credit will be 50% of 8% of the Deferred Compensation Eligible Earnings.

(d)                                 Employer Discretionary Credits. The amount of any such credit shall be determined in the sole discretion of the Employer and may be subject to such vesting schedule(s), restrictions and other conditions as the Employer may determine in its sole discretion.  Any amounts so credited on behalf of any Participant may be smaller or larger than for any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a discretionary Employer credit for such year.  Any such Employer credit shall be credited to the Participant’s Employer Discretionary Credit Subaccount.

(e)                                  Transfer Credits. Any benefits transferred to this Plan (whether by merger, transfer, substitution or otherwise) on behalf of a Participant from another nonqualified Plan of the Employer (including any Former Nonqualified Plan) shall be credited to this Plan at their fair market value at the time of the transfer.  Such amounts shall be credited to the Transfer Subaccount of the Participant, unless the Committee, in its discretion, determines that such amounts shall be credited to another account of the Participant.  Notwithstanding the foregoing, no transfer shall be made to this Plan unless such transfer and the form and payment of any transferred funds, can be made in a manner that does not violate the provisions of Code §409A.

3.4                                Adjustments of Account. Subject to such rules as may be prescribed by the Committee from time to time, amounts shall be credited or debited to a Participant’s Account in connection with the deemed investment thereof as follows:

3.4.1                      Initial Election of Investment Funds.  In connection with a Participant’s initial enrollment into the Plan, a Participant shall elect one or more Investment Funds on an Investment Election Form filed with the Committee to be used as an index to determine the additional amounts to be credited or debited to such Participant’s Account.  If a Participant fails to select any Investment Fund or if a Participant’s election of an Investment Fund shall, for any reason, be ineffective, such Participant shall be deemed to have elected the Vanguard Prime Money Market Fund or such index Investment Fund as may be determined from time to time in the discretion of the Committee.

3.4.2                      Changes to Investment Fund Elections.  A Participant may (but is not required to) elect, by filing a new Investment Election Form pursuant to rules established from time to time by the Committee, to add, delete or modify one or more of their Investment Fund(s) elections.

(a)                                  Proportionate Allocation.  Subject to such rules as the Committee may from time to time prescribe, Participant investment elections described in this Section shall be made in increments of one percentage point (1%) of his or her Account.

(b)                                 Investment Funds.  The Participant may elect one or more of the Investment Funds selected by the Committee from time to time as hypothetical investments.  The Committee may, in its sole discretion, discontinue, substitute or add an Investment Fund. The Committee shall also have the power to direct that any separate Investment Funds shall be consolidated with (or “mapped” to) any other Investment Fund having the same (or nearly the same) investment objectives.  Each such change shall take effect at such time or times and under such rules as shall be established by the Committee.

3.4.3                      Debits and Credits to Accounts.  Plan investments and earnings adjustments shall be made in accordance with the following rules:

(a)                                  To the extent administratively feasible, any Account will be valued daily at the fair market value thereof by adding (A) the fair market value of all investments held in the Account, (B) any accrued interest or declared dividends on such investments not reflected in (A) above, and (C) an amount equal to the cash then held in the Account; and subtracting there from any liabilities of the Account.  Participant’s Accounts will be adjusted daily by allocating among them the earnings or losses of each Investment Fund since the previous day in proportion to each Participant’s portion of the Investment Fund balance immediately following the previous day’s adjustment.  To the extent daily Account valuations and adjustments are not administratively feasible, such valuations and adjustments shall occur as frequently as administratively feasible.

(b)                                 Withdrawals and distributions shall be made in cash or cash equivalents and made pursuant to Section 5.  The amount paid upon such a withdrawal or distribution shall be based on the value immediately after the adjustment of a Participant’s Account on the effective date of the withdrawal or distribution.

Notwithstanding the foregoing, the Committee may establish revised or additional rules for the adjustment of Accounts including, without limiting the generality of the foregoing, the times when contributions shall be credited under this Section 3 and the manner of allocating gains and losses of Accounts.

3.4.4                      Phantom Stock.  Notwithstanding the foregoing provisions of this Section 3.4, the Employer Matching Credit Subaccount, if any, of a Participant shall be valued and adjusted in value from time to time as if such credit had been made and invested in common stock of the Principal Sponsor (or a fund primarily consisting of common stock of the Principal Sponsor), pursuant to such rules as the Committee may in its discretion from time to time determine.

3.5                                No Actual Investment.  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Investment Funds are to be used for measurement purposes only, and a Participant’s election of any such Investment Fund, the allocation to his or her Account in respect thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account shall not be considered or construed in any manner as an actual investment of his or her Account in any such Investment Fund.  In the event that the Employer or the Trustees of the Trusts (if any), in their own discretion, decide to invest funds in any or all of the Investment Funds, no Participant shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant’s Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Employer or any Trust; the Participant shall at all times remain an unsecured creditor of the Employer.

3.6                                FICA and Other Taxes.  For each Plan Year in which credits are made for or on behalf of a Participant, the Employer shall withhold from that portion of the Participant’s Base Salary that is not being deferred, in a manner determined by the Committee, the Participant’s share of FICA and other employment taxes.  If necessary, the Committee may reduce any pre-tax deferral of the Participant in order to comply with this Section 3.6.

SECTION 4

VESTING OF ACCOUNT

Except as provided in Section 2.2 (relating to employees erroneously treated as Participants) and Section 7 (relating to the ability to amend the Plan Statement and terminate the Plan), the Pre-Tax Deferral Subaccount, Transfer Subaccount, and Employer Matching Credit Subaccount if any, of each Participant shall be fully (100%) vested and non-forfeitable at all times.  The Employer Discretionary Credit Subaccount of a Participant, if any, shall be subject to such vesting schedule(s), conditions and restrictions as established by the Employer.

SECTION 5

PAYMENT

5.1                                Participant Election of Time and Form of Payment.  Each Plan Year, at the time of the Participant’s deferral election(s), a Participant may separately elect to have his Base Salary deferrals plus Employer Matching Credits (if any), and his Annual Incentive Bonus deferrals (if any) attributable to such year (a) paid at the time elected by the Participant as provided in Section 5.2, and (b) paid in the form elected by the Participant in Section 5.3.   It is expressly contemplated that a Participant may elect separate payment dates and separate payment forms each year for the following two sources of contributions to the Plan:  one for his Base Salary deferrals and Employer Matching Credits, if any, and another for his Annual Incentive Bonus deferrals, if any.

5.2                                Time of Payment.  A Participant may each year elect to have the separate portions of his deferrals as described in Section 5.1, above, paid on either (a) the earlier of a specific year or the Participant’s Separation from Service, or (b) Separation from Service. If the Participant fails to make an election under this Section or if such election is for any reason ineffective, the Participant shall be deemed to have elected that payment be due to his Separation from Service.

5.2.1. Scheduled Future Date.  If a payment to a Participant is made due to the occurrence of a specific year elected by the Participant before the Participant’s Separation from Service, payment shall be made (in a lump sum) on January 31 of such year.

5.2.2. Separation From Service.  If payment is made due to the Participant’s Separation from Service, payment shall be made (or shall commence) on the January 31 or July 31 first following the six-month anniversary of the Participant’s Separation from Service.

Following a Participant’s Separation from Service, the Participant shall cease to have any interest in the Plan other than the right to receive payment of his or her Account as provided in this Section, adjusted from time to time as provided in Section 3. A Participant shall not be required to make application to receive payment.

5.3                                Form of Payment.  Payment will be in a lump sum for those Participants who choose to have payment made pursuant to Section 5.2.1, above.  Participants choosing to be paid due to their Separation from Service under Section 5.2.2, above, may choose to have their account paid as follows:

5.3.1                      Term Certain Installments.  In a series of installments payable over 10 years.  The amount of the annual installments shall be determined by dividing the amount of the account as of January or July, according to the distribution timing of Section 5.2 above, as of which the installment is being paid by the number of remaining installments to be paid (including the payment being determined).

5.3.2                      Lump Sum.  In a single lump sum cash payment.

5.3.3                      Default.  If a Participant elects to have his Account paid on his Separation from Service but fails to make an election under this Section 5.3 or if such election is for any reason ineffective, the Participant shall be deemed to have elected a lump sum form of payment.

5.4                                Small Amounts.  If, as of the last day of the month in which occurs the earlier of a Participant’s death or Separation from Service, the Participant’s Account balance under this Plan is less than $50,000, then, notwithstanding any election by the Participant under Section 5.3, the Participant shall be deemed to have elected to have his Account paid within the 90-day period that follows his Separation from Service in a single lump sum payment.

5.5                                Subsequent Distribution Election.  A Participant may change a prior distribution election as to the time or form of payment of part or all of his Account by making a Subsequent Distribution Election, provided that such election satisfies all of the following requirements:

5.5.1                      The new distribution election may not accelerate the time or schedule of any distribution, except as provided in Code Section 409A and the regulations thereunder;

5.5.2                      The new distribution election is made at least 12 months prior to the date the first payment amount is scheduled to be distributed;

5.5.3                      The new distribution election must delay payment of such Participant’s Account (or such part thereof that relates to the election) for a period of at least 5 years after such payment would otherwise have been made; and

5.5.4                      If the election changes a Scheduled Future Date election under Section 5.2.1, such election is made at least 12 months prior to the Scheduled Future Date that is to be changed.

A Participant’s Subsequent Distribution Election shall be made in the manner prescribed from time to time by the Plan Administrator. A Participant may make more than one Subsequent Distribution Election, but any such election shall not be considered to have been made prior to the date that such election is irrevocable. For purposes of this Section 5.5, installment payments shall be treated as a single payment under the provisions of Code §409A.

5.6                                Transitional Elections.  During 2008, certain Participants were permitted to make new elections regarding the time and form of payment of their Account, subject to the following rules:  (a) such elections were required to be made no later than December 31, 2008, (b) such elections could not change a payment that would otherwise have become payable in 2008 or cause payments to be made in 2008 that would otherwise be paid at a later date, and (c) such elections were made pursuant to such administrative rules as the Committee prescribed.  Any Participant who failed to make a new payment election in 2008 was deemed to have elected to have his Account paid pursuant to his election(s) on file with the Plan Administrator prior to the transitional election described in this Section.

5.7                                Payment on Death of Change in Control.  Notwithstanding the foregoing, the Participant’s Account shall be paid to him in a single lump sum before the date specified in Section 5.2, above, pursuant to the following rules:

5.7.1                      Death.  Payment of the Participant’s Account shall be made to the Participant’s Beneficiary in a single lump sum cash payment within the 90-day period following the Participant’s death.

5.7.2                      Change in Control.  Each Participant’s Account shall be paid to him in a single cash lump sum within 90 days of the occurrence of a change in ownership or control of an

Employer, or a change in the ownership of a substantial portion of the assets of an Employer, as such terms are defined and in a manner consistent with the provisions of Code §409A and Treasury Regulation §1.409A-3(i)(5).

5.8                                Payment to Beneficiary.  If the distributee is a Beneficiary of a deceased Participant and a term certain installment distribution had commenced to the deceased Participant before his or her death, then such installments shall continue to be paid to the Participant’s Beneficiary over the remainder of the installment period. If, however, the Participant had not commenced receiving payments before his or her death, then the Participant’s Account shall be paid to such Beneficiary in a lump sum payment as of the January 31 of the next following Plan Year.

5.9                                Withholding of Taxes.  The benefits payable under this Plan shall be subject to the deduction of any federal, state, or local income taxes, Federal Insurance Contributions Act (FICA), FUTA or other taxes that are required to be withheld from such payments by applicable laws and regulations.

5.10                          Acceleration of Payments.  Notwithstanding the preceding provisions of this Section 5, the Committee, in its sole discretion, may decide to accelerate payments under the Plan in accordance with Treas. Reg. Section 1.409A-3(j)(4).  If payments are made to or on behalf of a Participant in accordance with this Section 5.10, then any payments that would otherwise be made under this Plan at any later date shall be reduced by the payments so made.  Payments that may be made in accordance with this Section shall include, but shall not be limited to, payments made under the following circumstances:

5.10.1                Financial Hardship Distribution.  Upon receipt of an application for a Financial Hardship distribution, the Committee shall make a decision, in its sole discretion, whether the Participant has suffered a Financial Hardship and the distribution amount necessary to satisfy the Financial Hardship.  If the Committee determines that the Participant has suffered a Financial Hardship, distribution of the amount determined to be necessary to satisfy the Financial Hardship shall be made in a single lump sum payment as soon as administratively feasible after the Committee’s determination.  The amount of such distribution shall reduce the Participant’s Account balance and shall result in the cancellation of such Participant’s deferral elections to the extent described in Section 3.2.2(a).

5.10.2                Payment of Employment Taxes or Income Taxes.  Payments may be made at the time required by applicable law, for the payment or withholding of FICA tax imposed under Code §3101, §3121(a) and §3121(v)(2) or federal, state, local or foreign tax obligations arising from participation in the Plan provided distributions are limited to the amounts of such tax obligations.

5.10.3                Payment upon Income Inclusion under Code §409A.  If this Plan fails to meet the requirements of Code §409A, the amount of a Participant’s Account that is required to be included in the income of the affected Participant due to such failure shall be paid to such Participant in a single lump sum.

5.10.4                Conflicts of Interest.  Each Participant’s Account shall be paid at such time and to the extent permitted by Treas. Reg. §1.409A-3(j)(4)(iii) in connection with ethics agreements with the Federal government and applicable Federal, state, local or foreign ethics or conflicts of interest laws.

5.10.5                Termination of Plan.  Each Participant’s Account shall be paid to him upon termination of the Plan to the extent provided in Section 7.

5.11                          Delay of Payments.  Notwithstanding the foregoing provisions of this Section 5, the payment of any benefit under this Plan may be postponed to the extent permitted under the provisions of Code Section 409A and related regulations, but if such payment is described in (a) or (b), below, then all payments to similarly situated Participants shall be treated in the same manner.  The types of delays that are permitted include, but are not limited to, the following:

(a)                                  If the Employer reasonably determines that if a payment were made as scheduled the Employer’s deduction with respect to such payment would not be permitted under Code §162(m), then the Employer may unilaterally delay the payment of such benefit provided such payment is made either during the first calendar year in which the Employer reasonably anticipates that such deduction will not be barred by application of Code §162(m), or, if later, during the period beginning on the date of the Participant’s Separation from Service and ending on the later of the last day of the calendar in year in which such Separation from Service occurred or the 15th day of the third month following the Participant’s Separation from Service.

(b)                                 If the Employer reasonably anticipates that the payment of a benefit would violate Federal securities laws or other applicable law, the Employer may cause the Plan to delay payment of a Participant’s benefit until such time as the Employer reasonably anticipates that the payment of such benefit will not cause such violation.

(c)                                  A payment may be delayed to the extent that the Committee reasonably determines that payment will jeopardize the Employer’s ability to continue as a going concern, provided that payment is made during the first calendar year in the payment would not have such effect;

(d)                                 A payment may be delayed to the extent that the Committee reasonably determines that due to circumstances beyond the control of the Participant the calculation of the amount of the Participant’s payment is not administratively practicable, provided that payment is made during the first calendar year in which the calculation of the payment amount is administratively practicable.

5.12                          Application for Payment.  The Administrator may prescribe from time to time the information to be submitted by a Participant or Beneficiary of a deceased Participant in connection with commencing a distribution from the Plan.

5.13                          Rehired Employee.  If Participant has a Separation from Service and payments in the installment method have begun, such installments shall not be suspended if such individual is subsequently reemployed by the Employer.

5.14                          Designation of Beneficiaries.

5.14.1                Right to Designate.  Each Participant may designate upon a Beneficiary Designation Form furnished by and filed with the Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant’s Account in the event of such Participant’s death.  The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary.  No such designation, change or revocation shall be effective unless executed by the Participant and received by the Committee during the Participant’s lifetime.

5.14.2                Failure of Designation.  If a Participant:

(a)                                  fails to designate a Beneficiary,

(b)                                 designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

(c)                                  designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

(a)                                  Participant’s surviving spouse

(b)                                 Participant’s surviving issue per stirpes and not per capita

(c)                                  Participant’s surviving parents

(d)                                 Participant’s surviving brothers and sisters

(e)                                  Representative of Participant’s estate.

5.14.3                Definitions.  When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

5.14.4                Special Rules.  Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a)                                  If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)                                 The automatic Beneficiaries specified in Section 5.14.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)                                  If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation.  (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)                                 Any designation of a non-spouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)                                  Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence.  The Committee shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

5.14.5                No Spousal Rights.  No spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits accumulated under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

5.15                          Death Prior to Full Distribution.  If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account which is payable to the Beneficiary (and shall not be paid to the Participant’s estate).

5.16                          Facility of Payment.  In case of the legal disability, including minority, of a Participant or Beneficiary entitled to receive any distribution under the Plan, payment shall be made, if the Committee shall be advised of the existence of such condition:

(a)                                  to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

(b)                                 to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Committee that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Employer therefore.

5.17                          Payment Obligations of Participating Employers.  Payment of distributions from this Plan shall be made only by the Employer which last employed the Participant before payments commence, provided, however, that each other Employer shall reimburse the paying Employer for benefits accrued by the Participant during the period (if any) that the Participant was employed by them.

SECTION 6

UNFUNDED PLAN

6.1                                Establishment of Trust. The obligation of the Employer to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employer to make such payments.  The Participant shall have no lien, prior claim or other security interest in any property of the Employer.  The Employer is not required to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan.  If such a fund is established, the property therein shall remain the sole and exclusive property of the Employer.

6.2                                Funding and Location of Trust.  Any trust established by the Employer for purposes of paying benefits under this Plan, and the taxation of any assets held in such trust on behalf of Participants, shall be subject to the requirements of Code §409A, including (a) the rules pertaining to offshore funding set forth in Code §409A(b)(1), (b) the transfers of assets for the benefit of covered employees (as defined in Code §409A(b)(3)(d)(ii)) when an defined benefit plan of the Employer defined benefit pension plan is in a restricted period, and (c) the restriction of assets in connection with a change in the Employer’s financial health under Code §409A(b)(2).

6.3                                Interrelationship of the Plan and the Trust.  The provisions of the Plan shall govern the rights of a Participant or Beneficiary to receive distributions pursuant to the Plan.  The provisions of the Trust (if any) shall govern the rights of the Employer, the Participants, and the creditors of the Employer relative to any property of the Employer set aside therein.  The Employer shall at all times prior to the Plan’s termination remain liable to carry out its responsibilities under the Plan.

6.4                                Distributions from the Trust.  The Employers’ obligations under the Plan may be satisfied with assets of the Trust (if any) distributed pursuant to the terms thereof, and any such distribution shall reduce the Employers’ obligations under the Plan.

6.5                                Spendthrift Provision.  No Participant or Beneficiary shall have any interest in any Account or Trust that can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employer or the Trustee.

The power to designate Beneficiaries to receive the Account of a Participant in the event of such Participant’s death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employer.

This Section shall not prevent the Employer from complying with a domestic relations order deemed by the Committee to be enforceable against the Plan, or from exercising, in its discretion, any of the applicable powers and options granted to it upon the occurrence of a Participant’s Separation from Service, as such powers may be conferred upon it by any applicable provision hereof.

SECTION 7

AMENDMENT AND TERMINATION

7.1                                Amendment.  The Plan may be amended from time to time in any respect whatever by the Employer and by the Committee to the extent consistent with its delegated authority.  Any such amendment may be retroactive, prospective or both.  No such amendment of the Plan document or termination of the Plan, however, shall reduce a Participant’s Account earned as of the date of such amendment unless the Participant so affected consents in writing to the amendment or such amendment is deemed necessary by the Employer to affect the intended purposes of this Plan and/or comply with applicable law. Any such amendment shall be communicated to the Employers participating in the Plan.  Each Employer reserves the right to withdraw from participation in the Plan, but until such withdrawal occurs, they shall be bound by the Plan as originally established and as amended from time to time.

7.2                                Termination.  The Employer reserves the right to discontinue benefit accruals at any time.  The Employer also reserves the right cause an acceleration of the time and form of a Plan payment where the acceleration of such payment is made in accordance with one of the following provisions:

7.2.1                      Dissolution or Bankruptcy.  At the discretion of the Employer within 12 months of a corporate dissolution taxed under Code §331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that Plan benefits are included in the Participants’ gross incomes in the latest of the following years (or, if earlier, the Participants’ respective tax year in which the benefits are actually or constructively received): (i) the first calendar year in which the Plan termination and liquidation occurs; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which payment is administratively practicable.

7.2.2                      Discretionary Termination.  A termination of the Plan that does not occur proximate to a downturn in the financial health of the Employer; provided that (a) all other arrangements sponsored by the Employer that would be aggregated with this arrangement under Treas. Reg. §1.409A-1(c) are also terminated (such aggregation being determined by assuming that all Participants have a benefit under any such other arrangement); (b) no payments in liquidation of the Plan, other than payments that would have been made under this Plan had the termination not occurred, are made from the Plan within 12 months of the date the Employer has taken all necessary action to irrevocably terminate and liquidate this Plan (the “Termination Date”) ; (c) all benefits are fully distributed within 24 months of the Termination Date; and (d) the Employer does not adopt a new arrangement that would be aggregated under Treas. Reg. §1.409A-1(c) with this Plan (such aggregation being determined by assuming that all Participants will have a benefit under any new arrangement) within 3 years following the Termination Date.

SECTION 8

DETERMINATIONS – RULES AND REGULATIONS

8.1                                Determinations.  The Principal Sponsor shall make such determinations as may be required from time to time in the administration of the Plan.  The Principal Sponsor shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests.  Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

8.2                                Rules and Regulations.  The Principal Sponsor hereof may adopt any rule not in conflict or at variance with the provisions of this Plan.

8.3                                Method of Executing Instruments.  Information to be supplied or written notices to be made or consents to be given by the Principal Sponsor pursuant to any provision of this Plan Statement may be signed in the name of the Principal Sponsor by any officer who has been authorized to make such certification or to give such notices or consents.

8.4                                Claims Procedure.  Unless modified by the Committee, the claims procedure set forth in this Section 8.4 shall be the exclusive procedure for the disposition of claims for benefits arising under the Plan.

8.4.1                      Original Claim.  Any person may, if he or she so desires, file with the Committee a written claim for benefits under this Plan.  Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim.  If the claim is denied in whole or in part, the Committee shall state in writing:

(a)                                  the specific reasons for the denial;

(b)                                 the specific references to the pertinent provisions of the Plan Statement on which the denial is based;

(c)                                  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)                                 an explanation of the claims review procedure set forth in this section, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

8.4.2                      Review of Denied Claim.  Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written comments, documents, records and other information relating to the claim.  Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty (120) days from the date the request for review was filed) to reach a decision on the request for review.  The Committee’s determination shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  If the claim is denied in whole or in part, the Committee shall state in writing:

(a)                                  the specific reasons for the denial;

(b)                                 the specific references to the pertinent provisions of the Plan Statement on which the denial is based;

(c)                                  a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(d)                                 a statement of the claimant’s right to bring an action under ERISA section 502(a).

8.4.3                      General Rules

(a)                                  No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with this claims procedure.  The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

(b)                                 All decisions on original claims and all decisions on requests for a review of denied claims shall be made by the Committee, except to the extent the Committee has delegated its responsibilities under this claims procedure in which case references in this Section 8.4 to the Committee shall be treated as references to the Committee’s delegate.

(c)                                  All benefit claim determinations shall include a review of the relevant portions of the governing plan documents and a review of any claims made by similarly situated claimants.  The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d)                                 A claimant may be represented by a lawyer or other representative (at the claimant’s own expense), but the Committee reserves the right to require the claimant to furnish written authorization.  A claimant’s representative shall be entitled, upon request, to copies of all notices given to the claimant.

(e)                                  The decision of the Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing.  If a claimant does not receive a decision or notice within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(f)                                    In connection with the review of a denied claim, the claimant or his or her representative shall be provided, upon request and free of charge, reasonable access to and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

8.5                                Information Furnished by Participants.  Neither the Principal Sponsor nor the Committee shall be liable or responsible for any error in the computation of the Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Principal Sponsor, where such misstatement is used (directly or indirectly) in determining the Participant’s Account.  The Principal Sponsor shall not be obligated or required to increase the Account of such Participant, which, on discovery of the misstatement, is understated as a result of such misstatement of the Participant.  However, the Account of any Participant that is overstated by reason of any such misstatement shall be reduced to the amount appropriate in view of the truth.

SECTION 9

PLAN ADMINISTRATION

9.1                                Principal Sponsor.

9.1.1                      Officers.  Except as hereinafter provided, functions generally assigned to the Principal Sponsor shall be discharged by its officers or delegated and allocated as provided herein.

9.1.2                      Chief Executive Officer.  The Chief Executive Officer of the Principal Sponsor may delegate or re-delegate and allocate and reallocate to a Committee such functions assigned to the Principal Sponsor as may from time to time be deemed advisable.

9.2                                Committee.

9.2.1                      Appointment and Removal.  The Committee shall consist of three or more members as may be determined and appointed from time to time by the Chief Executive Officer or the President of the Principal Sponsor and they shall serve at the pleasure of such Chief Executive Officer or President of the Principal Sponsor.

9.2.2                      Automatic Removal.  If any individual who is a member of the Committee is a director, officer or employee when appointed as a member of the Committee, then such individual shall be automatically removed as a member of the Committee at the earliest time such individual ceases to be a director, officer or employee.  This removal shall occur automatically and without any requirement for action by the Chief Executive Officer or President of the Principal Sponsor or any notice to the individual so removed.

9.2.3                      Authority.  The Committee may elect such officers as the Committee may decide upon.  The Committee shall:

(a)                                  establish rules for the functioning of the Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business,

(b)                                 organize and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Committee; adopt such bylaws or regulations as it deems desirable for the conduct of its affairs; appoint a secretary, who need not be a member of the Committee, to keep its records and otherwise assist the Committee in the performance of its duties; keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan; notify the Employer and the Trustee of any action taken by the Committee and, when required, notify any other interested person or persons,

(c)                                  determine from the records of the Employer the compensation, service records, status and other facts regarding Participants and other employees,

(d)                                 cause to be compiled at least annually, from the records of the Committee and the reports and accountings of any Trustee, a report or accounting of the status of the Plan and the Accounts of the Participants, and make it available to each Participant who shall have the right to examine that part of such report or accounting (or a true and correct copy of such part) which sets forth the Participant’s benefits and ratable interest in the Plan,

(e)                                  prescribe forms to be used for applications for participation, benefits, notifications, etc., as may be required in the administration of the Plan,

(f)                                    set up such rules as are deemed necessary to carry out the terms of this Plan Statement,

(g)                                 resolve all questions of administration of the Plan not specifically referred to in this Section,

(h)                                 delegate or re-delegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or employees of the Employer, such functions assigned to the Committee hereunder as it may from time to time deem advisable and in the event of any such delegation, references herein to the Committee shall treated as references to the Committee’s delegate, and

(i)                                     perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of this Plan Statement and performing the duties imposed on it.

9.2.4                      Majority Decisions.  If there shall at any time be three (3) or more members of the Committee serving hereunder who are qualified to perform a particular act, the same may be performed in writing or in a meeting, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority.  No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

9.3                                Limitation on Authority.

9.3.1                      Generally.  No action taken by any person, if authority to take such action has been delegated or re-delegated to it, shall be the responsibility of any other person except as may be required by the provisions of ERISA.  Except to the extent imposed by ERISA, no person shall have the duty to question whether any other fiduciary is fulfilling all of the responsibility imposed upon such other person by the Plan Statement or by ERISA.

9.3.2                      Trustee.  If any trust is established, the responsibilities and obligations of the Trustee shall be strictly limited to those set forth in the agreement of trust.   The Trustee shall have no authority or duty to determine or enforce payment of any Employer credit under the Plan or to determine the existence, nature or extent of any individual’s rights in the Trust Fund or under the Plan or question any determination made by the Principal Sponsor or the Committee regarding the same.  Nor shall the Trustee be responsible in any way for the manner in which the Principal Sponsor, the Employer or the Committee carries out its responsibilities under this Plan Statement or, more generally, under the

Plan.  The Trustee shall give the Principal Sponsor notice of (and tender to the Principal Sponsor) the prosecution or defense of any litigation involving the Plan, the Trust Fund or other persons acting with respect to the Plan.

9.4                                Conflict of Interest.  If any officer or employee of the Employer, any member of the Board of Directors of the Employer, any member of the Committee or any Trustee to whom authority has been delegated or re-delegated hereunder shall also be a Participant or Beneficiary in the Plan, the individual shall have no authority as such officer, employee, member or Trustee with respect to any matter specially affecting his or her individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other officers, employees, members or Trustees as the case may be, to the exclusion of such Participant or Beneficiary, and such Participant or Beneficiary shall act only in his or her individual capacity in connection with any such matter.

9.5                                Dual Capacity.  Individuals, firms, corporations or partnerships identified herein or delegated or allocated authority or responsibility hereunder may serve in more than one capacity.

9.6                                Administrator.  The Principal Sponsor shall be the administrator for purposes of section 3(16)(A) of ERISA.

9.7                                Service of Process.  In the absence of any designation to the contrary by the Principal Sponsor, the Secretary of the Principal Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

9.8                                Administrative Expenses.  The reasonable expenses of administering the Plan shall be payable out of the Trust Fund, if any, except to the extent that the Employer, in its discretion, directly pays the expenses.

SECTION 10

DISCLAIMERS

10.1                          Term of Employment.  Neither the terms of this Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee.  The Employer shall not be obliged to continue the Plan.  The terms of this Plan Statement shall not give any employee the right to be retained in the employment of the Employer.

10.2                          Source of Payment.  Neither the Employer nor any of its officers nor any member of its Committee or the Board of Directors in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any Beneficiary or to any creditor of a Participant or a Beneficiary.  Each Participant, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Employer employing such Participant for such payments or to the Accounts distributed to any Participant or Beneficiary, as the case may be, for such payments.  In each case where Accounts shall have been distributed to a former Participant or a Beneficiary or to the person or any one of a group of persons entitled jointly to the receipt thereof and which purports to cover in full the benefit hereunder, such former Participant or Beneficiary, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the Employer.  Neither the Employer nor any of its officers nor any member of its Board of Directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Plan by reason of the insolvency of the Employer.

10.3                          Delegation.  The Employer, and its officers and the members of its Board of Directors and Committee shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of this Plan Statement or pursuant to procedures set forth in this Plan Statement.

                                    , 200

XCEL ENERGY INC.

By

Its

ADDENDUM A

DESIGNATED EMPLOYERS AND DESIGNATED AFFILIATES

Eloigne

Northern States Power Company Minnesota

Public Service Company of Colorado

Southwestern Public Service Company

Northern States Power Company Wisconsin

Xcel Energy Services Inc.